Exhibit 10(a)


                                  AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     Amendment ("Amendment") dated as of August 31, 2000 to the Amended and Restated Employment Agreement ("Employment Agreement"), entered into as of January 1, 1998, by and between Merrimac Industries, Inc. ("Company") and Mason
N. Carter ("Executive").

     WHEREAS, the Company and the Executive entered into the Employment Agreement; and

     WHEREAS, the Board of Directors of the Company and the Executive agree to amend the Employment Agreement as set forth herein;

     NOW, THEREFOR, in consideration of the premises set forth herein, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended and restated by deleting the phrase "this Agreement will commence on the date hereof and will end on December 31, 2002 (the "Initial Term"), and will automatically renew for successive twelve month periods commencing January 1, 2003" and replacing with the following:

     "this Agreement will commence on the date hereof and will end on December 31, 2007 (the 'Initial Term'), and will automatically renew for successive twelve month periods commencing January 1, 2008."

     2. Section 5 of the Employment  Agreement is hereby amended by adding a new
Section 5(g) to the end of existing Section 5(f) as follows:

     "5(g) Provided the Executive's employment with the Company has not terminated for Cause or by resignation, on the 31st day of August of each of 2001, 2002, 2003, 2004 and 2005 ('Bonus Date'), the Executive shall be entitled to receive, on each Bonus Date, a special bonus ('Special Bonus') which shall be payable in the form of forgiveness of a portion of the principal of and the interest on the Promissory Note (the 'Note'), dated August 31, 2000, executed by the Executive to the order of the Company, the form of which is attached hereto as Appendix A. Each annual Special Bonus shall be in the sum of (i) $56,000 plus
(ii) an amount equal to the accrued and unpaid interest on the Note during the twelve month period ending on the Bonus Date. Notwithstanding the foregoing, in the event the Executive's employment shall terminate by reason of death, his personal representative may elect to accelerate the forgiveness of the Note into a single lump sum and if by reason of disability each Special Bonus shall continue to be payable on the dates set forth above. It shall be a condition to the payment of each Special Bonus that the Executive or his personal representative shall deliver a good check in the amount of any withholding taxes due in respect thereof."

     3. Capitalized terms not otherwise defined in this Amendment shall have the meanings indicated in the Employment Agreement.

     4. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5. This Amendment shall be effective as of the date hereof, and, except as amended hereby, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                         MERRIMAC INDUSTRIES, INC.

                                         By:   /s/ Robert V. Condon
                                               --------------------
                                               Name: Robert V. Condon
                                               Title:  Vice President, Finance

                                               /s/ Mason N. Carter
                                               -------------------
                                                   Mason N. Carter

                                                                   Appendix A

                                PROMISSORY NOTE



U.S. $280,000                                        West Caldwell, New Jersey
                                                               August 31, 2000

     FOR VALUE RECEIVED, MASON N. CARTER ("Payor"), hereby unconditionally promises to pay, in accordance with the terms of this promissory note (as the same may be amended from time to time, this "Promissory Note"), to the order of MERRIMAC INDUSTRIES, INC., a New Jersey corporation, or its successors and assigns ("Note Holder"), in lawful money of the United States of America in immediately available funds, on August 31, 2005 and in such account, at such place, or to such party as Note Holder may designate in writing, the principal amount of Two Hundred Eighty Thousand Dollars (U.S. $280,000). Payor also unconditionally promises to pay interest annually in arrears (as specified below) on the unpaid principal amount of this Promissory Note outstanding from time to time at a variable rate equal to the rate announced publicly from time to time during such period by Note Holder's primary lending bank (currently, Summit Bancorp) as its prime rate (with changes in the interest rate hereon being effective on the date of each announced change in such prime rate.

     Interest on the unpaid principal amount of this Promissory Note outstanding from time to time shall accrue from the date hereof and shall be paid annually in arrears on the 31st day of August of each of 2001, 2002, 2003, 2004 and 2005.

     Payor may, at his option, prepay all or, from time to time, any part of the unpaid principal balance of this Promissory Note, together with interest accrued thereon, without payment of any premium or penalty.

     Payor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

     If Payor's employment with Note Holder is terminated by reason of cause (as defined in the Amended and Restated Employment Agreement, dated January 1, 1998, between Payor and Note Holder) or resignation, then Note Holder, at its option, by written notice to Payor may declare the entire principal amount of this Promissory Note to be due and payable, together with accrued interest thereon, without other notice, demand, presentment or protest, all of which are hereby waived by Payor.

     Payor shall not assign this Promissory Note or his obligations hereunder without the prior written consent of Note Holder. This Promissory Note shall be binding upon Payor and his permitted assigns and shall inure to the benefit of Note Holder and its successors and assigns.

     This Promissory Note has been executed and delivered in the State of New Jersey and shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without giving effect to any conflicts of laws provisions of such State. Payor hereby expressly and irrevocably agrees and consents that any suit, action, or proceeding arising out of or relating to this Promissory Note may be instituted in any State.


                                                          /s/ Mason N. Carter
                                                          -------------------
                                                              Mason N. Carter